Exhibit 4.2

ENVIVIO, INC.

AMENDED AND RESTATED

INVESTORS RIGHTS AGREEMENT

December 2, 2011

ENVIVIO, INC.

AMENDED AND RESTATED

INVESTORS RIGHTS AGREEMENT

This Amended and Restated Investors Rights Agreement is made as of December 2, 2011 (the “Agreement”) by and among Envivio, Inc., a Delaware corporation (the “Company”), and each of the persons and entities listed on Exhibit A to this Agreement (the “Investors”).

RECITALS

A. The Company and certain of the Investors (the “Existing Investors”) have previously entered into an Amended and Restated Investors Rights Agreement dated as of June 28, 2010, providing certain registration and other rights to the Existing Investors (the “Prior Agreement”).

B. The Company desires to sell and issue to certain Investors (the “Series I Investors”) and the Series I Investors desire to purchase up to an aggregate of 2,500,000 shares of Series I Preferred Stock of the Company (the “Series I Preferred Stock”) pursuant to the Series I Preferred Agreement (as defined herein).

C. The Company, the Existing Investors and the Series I Investors (collectively, the Existing Investors and the Series I Investors shall be referred to as the “Investors” or each an “Investor”) desire that this Agreement amends the Prior Agreement in its entirety to govern the registration and other rights set forth herein of all Investors.

In consideration of the foregoing premises and the promises and covenants contained herein, the parties agree as follows:

1.	CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Affiliate” shall mean any entity who is controlled by, who controls or who is under common control with a person; provided, however, that (a) no Investor that is a private equity, venture capital or similar investment fund shall be considered an Affiliate of any of its portfolio companies nor shall any portfolio company of an Investor that is a venture capital fund be considered to be an Affiliate of such Investor and (b) neither the Company nor any of its subsidiaries shall be considered an Affiliate of any Investor.

1.2 “Co-Investors” shall mean the affiliated Investor groups managed by the following five (5) fund groups: Atlantic Bridge Ventures GP Ltd., Crescendo Ventures IV, LP, HarbourVest Partners, LLC, Saints Capital VI, L.P. and Sageview Capital Master, L.P. (“Sageview”).

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1.3 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.4 “Common Stock” shall mean the Common Stock of the Company.

1.5 “Company Acquisition” shall mean a Change of Control as defined in Section 3(b)(iv) of Article IV of the Company’s Amended and Restated Certificate of Incorporation.

1.6 “Competitor” shall mean an individual or business entity which the Board of Directors of the Company in good faith determines to be a direct competitor of the Company in any market segment in which the Company is undertaking business.

1.7 “Conversion Shares” means the Common Stock issued or issuable upon conversion of the Preferred Stock.

1.8 “Holder” or “Holders” shall mean any person or persons owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 3 hereof. For the purposes of Section 3.5 (Company Registration), 3.6 (S-3 Registration), 3.9 (Indemnification) and any other provision necessary to give effects to the rights granted in such Sections, Holder or Holders shall also include Venture Lending and Leasing IV, Inc. (“Venture”).

1.9 “Initiating Holders” shall mean any Investor(s) or permitted transferees of such Investor(s) under Section 3.12 hereof, who in the aggregate, are Holders of not less than fifty percent (50%) of the Registrable Securities then outstanding.

1.10 “Major Investor” shall mean an Investor, individually or together with its Affiliates, who holds at least 100,000 shares of Registrable Securities then outstanding (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like).

1.11 “Preferred Purchase Agreement” shall mean the Series B and Series C Preferred Agreement (as defined below), the Series D Preferred Agreement (as defined below), the Series E Preferred Agreement (as defined below), the Series F Preferred Agreement (as defined below), the Series G Preferred Agreement (as defined below), the Series H Preferred Agreement (as defined below) and/or the Series I Preferred Agreement (as defined below), as the case may be.

1.12 “Preferred Stock” shall mean the shares of the Company’s Series B Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series E1 Preferred Stock, Series E2 Preferred Stock, Series F1 Preferred Stock, Series F2 Preferred Stock, Series G1 Preferred Stock, Series G2 Preferred Stock, Series H1 Preferred Stock, Series H2 Preferred Stock and Series I Preferred Stock, originally issued pursuant to a Preferred Purchase Agreement.

1.13 “Pro Rata Share” shall mean, with respect to any Holder, that percentage of the outstanding Common Stock which such Holder’s shares represent on a fully-diluted, as-converted basis, after giving effect of the conversion of all convertible securities, and the exercise of all warrants and options then outstanding.

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1.14 “Qualified IPO” shall mean the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the sale of Common Stock of the Company and resulting in gross proceeds to the Company (prior to underwriter’s commissions and expenses) of at least $50,000,000 at a per-share price of no less than $9.00 during the thirty-six (36) month period following the initial issuance of the Series I Preferred Stock, which shall be reduced to $6.70 per share thereafter (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like).

1.15 “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.16 “Registrable Securities” shall mean (i) Conversion Shares, (ii) any Common Stock issued in respect of, in exchange for or in replacement of the Conversion Shares or other securities issued pursuant to the conversion of the Preferred Stock or upon any subdivision, stock split, stock dividend, combination, consolidation, recapitalization or the like, (iii) any other shares of Common Stock now or later held by, or issuable upon conversion of any shares of the Company’s capital stock and (iv) any other shares of Common Stock or Conversion Shares issuable upon exercise of warrants or conversion or exchange of any convertible securities held by any holder of Registrable Securities. Securities previously sold to the public pursuant to a registered public offering or Rule 144 of the Securities Act shall cease to be Registrable Securities. Registrable Securities “then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issued (directly or indirectly) pursuant to then convertible Preferred Stock

1.17 “Registration Expenses” shall mean all expenses incurred in complying with registrations, filings or qualifications under Sections 3.4, 3.5 and 3.6 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, exchange listing fees, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel for the Holders participating in such registration (not to exceed $50,000 per registration pursuant to Section 3.4 or $25,000 per registration pursuant to Sections 3.5 and 3.6, as applicable), fees of transfer agents, registrars, independent public accountants to the Company, and the expense of any special audits incident to or required by any such registration (but excluding compensation expenses of employees of the Company which, in any event, shall be paid by the Company, and Selling Expenses).

1.18 “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 3.2 hereof (or any similar legend).

1.19 “Securities Act “ shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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1.20 “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.21 “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of special counsel for the Holders included within the definition of Registration Expenses).

1.22 “Series B and Series C Preferred Agreement” shall mean the Series B and Series C convertible stock purchase agreement made as of May 7, 2002 between the Company and each Series B and Series C Investor named in such stock purchase agreement.

1.23 “Series D Preferred Agreement” shall mean the stock purchase agreement made as of December 15, 2003 between the Company and each Series D Investor named in such stock purchase agreement.

1.24 “Series E Preferred Agreement” shall mean the stock purchase agreement made as of August 9, 2004 between the Company and each Series E Investor named in such stock purchase agreement, as amended from time to time.

1.25 “Series F Preferred Agreement” shall mean the stock purchase agreement made as of January 19, 2007 between the Company and each Series F Investor named in such stock purchase agreement, as amended from time to time.

1.26 “Series G Preferred Agreement” shall mean the stock purchase agreement made as of September 12, 2008 between the Company and each Series G Investor named in such stock purchase agreement, as amended from time to time.

1.27 “Series H Preferred Agreement” shall mean the stock purchase agreement made as of June 28, 2010 between the Company and each Series H Investor named in such stock purchase agreement, as amended from time to time.

1.28 “Series I Preferred Agreement” shall mean the stock purchase agreement made as of December 2, 2011 between the Company and each Series I Investor named in such stock purchase agreement, as amended from time to time.

2.	AMENDMENT OF PRIOR AGREEMENTS

2.1 Amendment. The Company and (a) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series H Preferred Stock outstanding as of the date hereof and (b) at least three (3) of the Co-Investors as required pursuant to Section 7.4 of the Prior Agreement hereby agree that this Agreement amends and restates the Prior Agreement in all respects and that all rights and obligations under the Prior Agreement are terminated as of the date hereof.

2.2 Waiver of Notification and Participation. In connection with the issuance of the Series I Preferred Stock, the Major Investors holding a majority of the Registrable Securities held by all of the Major Investors, hereby waive the notification and participation requirements for new issues pursuant to Section 4.2 of the Prior Agreement.

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3.	RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT

3.1 Restrictions on Transferability. The Preferred Stock and the Conversion Shares shall not be transferable except upon the conditions specified in Sections 3.2 and 3.3, which conditions are intended to ensure compliance with the provisions of the Securities Act, or, in the case of Section 3.14 hereof, to assist in an orderly distribution. Until such time as the restrictive legend set forth in Section 3.2 is no longer required to be placed on Registrable Securities pursuant to Section 3.3, each Investor will cause any proposed transferee of the Preferred Stock and the Conversion Shares held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 3 (including the “market stand-off” provisions of Section 3.14).

3.2 Restrictive Legend. Each certificate representing the Preferred Stock (and the Conversion Shares), and any securities issued in respect thereof or exchange therefor, shall (unless otherwise permitted by the provisions of Section 3.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws); provided, however, that the Company will use its best efforts to cause the same legend to be placed upon any certificates or other documents or instruments evidencing ownership of Preferred Stock which were issued and outstanding immediately prior to the date hereof:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

3.3 Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities agrees to comply in all respects with the provisions of this Section 3.3. Prior to any proposed transfer of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonably sufficient detail, and (except in transactions in compliance with Rule 144, registered under the Securities Act or unless waived by the Company) shall be accompanied by either (i) a written opinion of legal counsel, who shall be reasonably

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satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a “no action” letter from the Commission to the effect that the transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto or (iii) such other evidence reasonably satisfactory to the Company that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred pursuant to the above shall bear the legend set forth in Section 3.2 above, except that such certificate shall not bear such restrictive legend if such transfer occurred pursuant to an effective registration statement or Rule 144 or, in the reasonable opinion of counsel for the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

3.4 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, and if the aggregate offering price of the Registrable Securities proposed to be registered equals or exceeds $8,000,000, the Company will:

(i) promptly (in no case longer than ten (10) days after the request) give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) use its best efforts to effect such registration, qualification or compliance as soon as practicable, as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request in writing received by the Company within twenty (20) days after mailing of such written notice from the Company in accordance with Section 7.5; provided, however that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.4:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) Prior to the earlier of (i) December 31, 2013 or (ii) one hundred eighty (180) days after the effective date of the Company’s Qualified IPO;

(C) After the Company has effected two (2) registrations pursuant to this Section 3.4 and such registration has been declared or ordered effective;

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(D) If the Company is eligible to use a Form S-3 and the Initiating Holders may dispose of shares of Registrable Securities pursuant to a request under Section 3.6 below; or

(E) Within one hundred eighty days (180) days after the effective date of any registration pursuant to Section 3.5 or 3.6.

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested pursuant to this Section 3.4(a); provided, however, that if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that the Board of Directors of the Company (the “Board of Directors”) has determined in its good faith judgment, that it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at such time, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders (provided that such right shall not be used more than once in any twelve (12) month period).

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 3.4 and the Company shall include such information in the written notice referred to in Section 3.4(a)(i). The right of any Holder to such registration pursuant to Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The Company (together with all Holders and other parties proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative(s) of the underwriter(s) (collectively, the “Underwriter’s Representative”) selected for such underwriting by the holders of a majority of the Registrable Securities then outstanding held by the Initiating Holders. If the Underwriter’s Representative (or the Company after consultation with the Initiating Holders if the offering is not underwritten) advises the Initiating Holders in writing that it has determined in good faith that the marketing factors require a limitation of the number of shares to be underwritten, the Company and the Underwriter’s Representative shall so advise the Initiating Holders and all Holders of Registrable Securities, and the Underwriter’s Representative may limit the number of shares of Registrable Securities to be included in the registration and underwriting and the securities to be sold shall be allocated first, to Sageview, until the earlier of (i) the date on which Sageview has received aggregate proceeds of $10,000,000 from the sale of its Registrable Securities in registered offerings (whether pursuant to this Section 3 or otherwise) and (ii) the date on which the Company has completed two (2) registered offerings in which the Co-Investors have been permitted to sell Registrable Securities; and second, to the Holders (including Sageview) on a pro rata basis based upon the total number of Registrable Securities then outstanding entitled to registration held by the Holders exercising their respective registration rights under Section 3.4(a); provided, however, that the number of shares of Registrable Securities to be included in such underwriting by the Investors shall not be reduced unless all other securities proposed to be sold by the Company or persons other than the Investors are first entirely excluded from the underwriting. The number of securities includable

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by any Holder or other person may, in the discretion of the underwriters, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the Underwriter’s Representative), then the Company shall allocate such greater number of Registrable Securities to such Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such participating Holders.

If the Underwriter’s Representative has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of other stockholders of the Company in such registration if the Underwriter’s Representative so agrees.

3.5 Company Registration.

(a) Registration. If at any time or from time to time, the Company shall determine to register any Common Stock on any registration statement under the Securities Act for purposes of a public offering of Common Stock, for its own account or for the account of any stockholders other than the Holders, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a Commission Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration, any related qualification or other compliance, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing of written notice by the Company in accordance with Section 7.5, by any Holder or Holders, except as set forth in Section 3.5(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their Registrable Securities through such underwriting (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with

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the Underwriter’s Representative reasonably selected for such underwriting by the Company. If the Underwriter’s Representative determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter’s Representative may limit the number of Registrable Securities to be included in the registration and underwriting, and the securities to be sold shall be allocated, first, to the Company; second, to Sageview, until the earlier of (i) the date on which Sageview has received aggregate proceeds of $10,000,000 from the sale of its Registrable Securities in registered offerings (whether pursuant to this Section 3 or otherwise) and (ii) the date on which the Company has completed two (2) registered offerings in which the Co-Investors have been permitted to sell Registrable Securities; third, to the Holders (including Sageview) on a pro rata basis based on the total number of Registrable Securities held by the Holders; and fourth, to any other stockholder of the Company on a pro rata basis. No such reduction shall reduce the amount of securities of the Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Company’s initial public offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by the Holders without written consent of Holders holding a majority of the Registrable Securities (proposed to be sold in the offering). The number of securities includable by any Holder or other person may, in the discretion of the underwriter, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the Underwriter’s Representative marketing limitation shall be included in such registration.

If any Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

If the Underwriter’s Representative has not limited the number of shares to be underwritten for the Company’s account and the account of the Holders, the Company may include securities for the account of employees, officers, directors and consultants.

3.6 S-3 Registrations.

(a) Request for Registration. If the Company is requested and qualifies under applicable Commission rules, to effect a registration on Form S-3 (or a similar or successor form) and any related qualification or compliance of its securities by the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding (an “S-3 Initiating Holder”) requesting registration for sale of aggregate Registrable Securities estimated to result in aggregate gross proceeds of at least $1,000,000, the Company shall promptly give notice of such proposed registration to all Holders of Registrable Securities and the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or a similar or successor form) of the Registrable Securities which the Company has been requested to register (i) in each request and (ii) in any response given within twenty (20) days after mailing of the written notice by the Company in accordance with Section 7.5, of the foregoing notice from the Company; provided, however, such registration shall be subject to the following:

(i) The Company shall not be required to effect more than two (2) such registrations pursuant to this Section 3.6 in any twelve (12) months period.

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(ii) The Company shall not be required to effect a registration pursuant to this Section 3.6 within one hundred and eighty (180) days after the effective date of any registration referred to in Section 3.4 or Section 3.5.

(b) Underwriting. If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 3.6 and the Company shall include such information in the written notice referred to in Section 3.6(a)(i). The right of any Holder to such registration pursuant to Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

If an underwriting request has been made pursuant to the prior paragraph, then the Company (together with all Holders and other parties proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative(s) of the underwriter(s) (collectively, the “S-3 Underwriter’s Representative”) selected for such underwriting by the holders of a majority of the Registrable Securities then outstanding held by the S-3 Initiating Holders. If the Underwriter’s Representative advises the S-3 Initiating Holders in writing that it has determined in good faith that the marketing factors require a limitation of the number of shares to be underwritten, the Company and the S-3 Underwriter’s Representative shall so advise the S-3 Initiating Holders and any other Holders of Registrable Securities participating in such underwriting, and the S-3 Underwriter’s Representative may limit the number of shares of Registrable Securities to be included in the registration and underwriting and the securities to be sold shall be allocated first, to Sageview, until the earlier of (i) the date on which Sageview has received aggregate proceeds of $10,000,000 from the sale of its Registrable Securities in registered offerings (whether pursuant to this Section 3 or otherwise) and (ii) the date on which the Company has completed two (2) registered offerings in which the Co-Investors have been permitted to sell Registrable Securities; and second, to the Holders (including Sageview) on a pro rata basis based upon the total number of Registrable Securities entitled to registration held by the Holders (if any) exercising their respective registration rights under Section 3.6(a) to participate in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting by the Investors permitted to participate in such underwriting shall not be reduced unless all other securities proposed to be sold by the Company or persons other than the Investors are first entirely excluded from the underwriting. The number of securities includable by any Holder or other person may, in the discretion of the underwriters, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the S-3 Underwriter’s Representative and the S-3 Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of

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Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the S-3 Underwriter’s Representative), then the Company shall allocate such greater number of Registrable Securities to such Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such participating Holders.

If the S-3 Underwriter’s Representative has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of other stockholders of the Company in such registration if the S-3 Underwriter’s Representative so agrees.

3.7 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3.4, 3.5 and 3.6, shall be borne by the Company; and, unless otherwise stated, all Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

3.8 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the earlier of a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act in the registration statement.

(b) Furnish to the Holders and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement.

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(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 3.8(a) above.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and file with the Commission such amendments and supplements to such prospectus and registration statement as may be required such that such registration statement and prospectus, as so amended and supplemented, will no longer include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, or the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Holders participating in the registration of the Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and the Holders participating in the registration of the Registrable Securities.

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

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(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

3.9 Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder, each of its officers, directors, employees, agents, managers, members, stockholders and partners, each person controlling such Holder within the meaning of Section 15 of the Securities Act, and legal counsel and accountants for each Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, or any rule or regulation under the Securities Act or other applicable law, to which they may become subject, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of, or based on any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse each such Holder, each of its officers, directors, employees, agents and partners, each person controlling such Holder, and legal counsel and accountants for each Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in the Company’s reliance on and strict conformity with written information furnished to the Company by an instrument executed by such Holder or underwriter expressly for use in connection with such registration statement, prospectus, offering circular or other document.

(b) Each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, employees, agents and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities, (or actions in respect thereof to which they may become subject) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact

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required to be stated therein in light of the circumstances in which they were made, or necessary to make the statements therein, not misleading, and will promptly reimburse the Company, each such other Holder, such directors, officers, employees and agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by an instrument executed by such Holder expressly for use in connection with such registration statement, prospectus, offering circular or other document; provided, however, that the indemnity agreement contained in this subsection 3.9(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of any Holder hereunder shall be limited to an amount equal to the proceeds (net of underwriting discounts and selling commissions) to such Holder of Registrable Securities from the sale of such Registrable Securities as contemplated herein.

(c) Each party entitled to indemnification under this Section 3.9 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at the Indemnified Party’s expense; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

(d) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party

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on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds (net of underwriting discounts and selling commissions) from the offering received by such Holder. Notwithstanding the foregoing, the obligations of any Holder under this Section 3.9(d) shall not exceed its obligations under Section 3.9(b) had Section 3.9(b) been available.

(e) The obligations of the Company and the Holders under this Section 3.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

3.10 Information by Holder. Each Holder included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

3.11 Rule 144 Reporting. With a view to making available the benefits of Rule 144 and certain other rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) Register its Common Stock under Section 12(g) or 12(b) of the Securities Exchange Act, as soon as practicable, but in any event not later than ninety (90) days after the close of the Company’s first fiscal year following the effective date of the first registration statement filed by the Company relating to a public offering other than to employees of the Company under an employee option plan or employee stock purchase plan;

(b) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); and

(d) Furnish to the Holders, so long as the Holders own any Restricted Securities, written notice of the Company’s qualification as a registrant, as soon as practicable after such qualification; the Company further shall furnish forthwith upon request (i) a written

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statement as to its compliance with the reporting requirements of Rule 144 and of its compliance with the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 at any time after it so qualifies; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents of the Company as the Holders of Restricted Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing Holders to sell any such securities without registration or pursuant to such form.

3.12 Assignment of Registration Rights. The rights to cause the Company to register the Registrable Securities and related to rights granted each Holder under Section 3 may not be assigned except: (i) to a transferee who acquires at least 10,000 shares of Registrable Securities then outstanding (as adjusted to reflect subdivisions, stock splits, stock dividends, combinations, consolidations, recapitalizations, and the like), (ii) to a successor entity to a Holder pursuant to a reorganization or recapitalization of a Holder, (iii) to an Affiliate of a Holder, (iv) to the partners, members or stockholders of a Holder or (v) pursuant to an inter vivos transfer to a Holder’s ancestors or descendants or spouse or to a trustee for their benefit; provided, that (x) the Company receives a written notice within twenty (20) days following any such assignment and transfer and (y) such transferee or assignee agrees in writing to be bound by this Agreement.

3.13 Termination of Registration Rights. The registration rights and related rights granted pursuant to Section 3 (except Section 3.9) shall terminate as to each Holder (and permitted transferee under Section 3.12 above) upon the earlier of (i) such time as all Registrable Securities held by such Holder or permitted transferee can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act and pursuant to and in compliance with Rule 144 (or its successor provision) and such holder’s ownership is less than one percent (1%) of the then outstanding capital stock of the Company or (ii) the Company Acquisition (provided that such Holder receives cash or marketable securities in such Company Acquisition in consideration for all Registrable Securities held by such Holder; and provided, further, that for purposes hereof, “marketable securities” means securities that are listed on a national securities exchange or the NASDAQ National Market System and either (x) are freely tradeable by such Holder in the public markets upon receipt thereof or (y) with respect to which such Holder has received registration rights from the issuer of such securities substantially similar to those provided under this Agreement).

3.14 “Market Stand-Off” Agreement. Any Holder of securities of the Company, if required by the Company and the managing underwriter of the Company’s initial registered public offering of Common Stock, shall agree not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise transfer or dispose of any Common Stock or other securities of the Company held by such Holder during the period not to exceed one hundred and eighty (180) days following the effective date of the first registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, however, that the Company’s directors, officers or greater than two percent (2%) stockholders

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enter into similar agreements and remain subject to the same restrictions. Such agreement shall be in writing in the form satisfactory to the Company and such managing underwriter. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. The obligations described in this Section 3.14 only apply to the initial public offering of the Company and shall not apply to (i) a registration relating solely to employee benefit plans on Form S-8 or a similar form that may be promulgated in the future, (ii) a registration relating solely to a transaction under Rule 145 of the Securities Act on Form S-4 or a similar form that may be promulgated in the future, or (iii) transfers to any partners or former partners of any Investor, or any spouse or family member of any such partner or retired partner, or any trust for the benefit of any such person, or any Affiliate of any Investor, if the transferee shall agree in writing to be bound by such market stand-off. The Company may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3.15 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 3.4 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 3.4.

4.	NEW ISSUANCE RIGHT OF FIRST REFUSAL

4.1 Right. Subject to Section 4.5, if, at any time prior to the expiration of the period set forth in Section 4.6 below, the Company or any subsidiary thereof, should desire to issue any equity securities in a financing transaction (including, without limitation, any Common Stock, any preferred stock, or any security convertible into, exchangeable for or exercisable for any Common Stock or preferred stock), the Company shall give each Major Investor the first right to purchase a Pro Rata Share of all of such equity securities on the same terms and same price as the Company or such subsidiary is willing to sell such equity securities to any other person.

4.2 Notification. Prior to any sale or issuance by the Company or such subsidiary of any equity securities, the Company shall provide notice to each Major Investor of its or such subsidiary’s intention to issue or sell such equity securities, the number of shares of capital stock to be issued or sold, the terms, price and description under which it or such subsidiary proposes to make such issuance or sale. Within fifteen (15) days thereafter, each Major Investor shall notify the Company of its intention to exercise such option and election to purchase such Pro Rata Share (or any part thereof) of the equity securities so offered. The Company shall promptly, in writing, inform each Major Investor that elects to purchase its Pro

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Rata Share (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the five (5) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock owned by such Fully-Exercising Investor, assuming full conversion of the Preferred Stock and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock, bears to the total number of shares of Common Stock owned by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares, assuming full conversion of the Preferred Stock and full conversion and exercise of all other convertible securities, rights, options and warrants to acquire Common Stock, or such greater amount of such shares as may be available as a result of any Fully-Exercising Investor not fully exercising its right to acquire additional shares.

4.3 Waiver. If, within fifteen (15) days after the Company gives notice pursuant to Section 4.2 above, the Major Investors have not notified the Company that they desire to purchase any of their Pro Rata Share of the equity securities described in such notice upon the terms and conditions set forth therein, the Company or such subsidiary may, during a period of ninety (90) days following the end of such fifteen (15) day period, sell and issue such equity securities which the Major Investors did not elect to purchase to another person upon the same terms and conditions as those set forth in the notice but at a price not less than the price offered to the Major Investors; provided, that failure by a Major Investor to exercise its option to purchase with respect to one offering, sale or issuance shall not affect its option to purchase equity securities in any subsequent offering, sale or issuance. In the event the Company or such subsidiary has not sold the equity securities, or entered into a binding agreement to sell the equity securities, within such ninety (90) day period, the Company or such subsidiary shall not thereafter issue or sell any equity securities without first offering such equity securities to each Major Investor in the manner provided above.

4.4 Issuance. If a Major Investor gives the Company notice that it desires to purchase any of the equity securities offered, payment for the equity securities shall be by check or wire transfer, or cancellation of indebtedness against delivery of the equity securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or if later, the closing date for the sale of such equity securities. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by each Major Investor of the right to purchase equity securities as set forth in this Section 4, but the right of any Major Investor is subject to the Company’s reasonable compliance with regulatory requirements.

4.5 Excluded Securities. The right of first refusal in this Section 4 shall not apply to the following: (a) shares issuable upon conversion of shares of Preferred Stock; (b) up to an aggregate of 4,305,788 shares (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalization and the like) issuable to employees, consultants, directors, or advisors of the Company after the effective date of the Amended and Restated Certificate of Incorporation pursuant to a stock option plan or other equity incentive program approved by a majority of the Board of Directors; (c) shares issuable as acquisition consideration pursuant to an acquisition of another company approved by a majority of the

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Board of Directors; (d) shares issuable pursuant to leasing or bank financing arrangements approved by a majority of the Board of Directors; (e) shares issuable pursuant to technology licensing transactions approved by a majority of the Board of Directors; (f) shares issuable to suppliers, customers, licensors, or licensees in connection with strategic relationships or joint ventures approved by a majority of the Board of Directors; or (g) shares issuable by any wholly-owned subsidiary to the Company and/or any other wholly-owned subsidiaries of the Company.

4.6 Termination. The right of first refusal contained in this Section 4 shall terminate as to any Major Investor upon the earlier of: (i) when such Investor is no longer a Major Investor, i.e., no longer holds at least 100,000 shares of Registrable Securities then outstanding (as adjusted to reflect stock splits, stock dividends, combinations, consolidations, recapitalizations and the like), (ii) a Company Acquisition or (iii) the Qualified IPO.

4.7 Assignment. The rights specified in this Section 4 may not be assigned except: (i) to a purchaser of at least 100,000 shares of Registrable Securities then outstanding (as adjusted to reflect subdivisions, stock splits, stock dividends, combinations, consolidations, recapitalizations, and the like) (ii) to an Affiliate, (iii) to a partner, member or stockholder of a Major Investor, (iv) to a successor entity or to a Major Investor pursuant to a reorganization or recapitalization of a Major Investor, or (v) pursuant to an inter vivos transfer to a Major Investor’s ancestors or descendants or spouse or to a trustee for their benefit; provided, that (x) the Company receives a written notice within twenty (20) days following any such assignment and (y) such transferee agrees in writing to be bound by this Agreement. Registrable Securities transferred pursuant to 4.7(ii) and/or 4.7(iii) shall be aggregated with Registrable Securities held by the transferee for purposes of determining “Major Investor” status.

5.	INFORMATION

5.1 Financial Information. The Company will mail the following reports to each Investor holding at least two percent (2%) of the Company’s outstanding capital stock on a fully diluted and as-converted to Common Stock basis who is not determined by the Board to be a Competitor (each, a “2% Investor”):

(a) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each quarter (other than the last quarter of any fiscal year of the Company), the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such quarter, all in reasonable detail (together with a report on any recent developments on the financial, commercial and technical forecasts of the Company and on the recruitment and dismissal of any senior managers or key employees of the Company and its subsidiaries). All such financial statements shall be certified by the Company’s Chief Financial Officer, shall be complete and correct in all material respects, and shall be prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods reflected therein except as stated therein and subject to normal year-end adjustments.

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(b) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated and consolidating balance sheet of the Company and its subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year, accompanied by an opinion of an accounting firm of recognized national standing selected by the Company, which opinion shall state that such accounting firm’s audit was conducted in accordance with generally accepted auditing standards. All such financial statements shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein.

(c) Budgets and Other Information. As soon as available, but in any event not later than forty-five (45) days prior to the end of each fiscal year of the Company, the financial plan of the Company for the next succeeding fiscal year, including but not limited to the pro forma balance sheets and income statements for each quarter, monthly cash flow projections, monthly operating budget, any input/output plans and any proposed investment expenditures, as well as any updates or revisions to such financial plan, as soon as available.

5.2 Visitation Rights. Each 2% Investor shall have the right (i) to visit and inspect any of the properties of the Company and any of its subsidiaries, including its and their books of account, (ii) to request such other information as may reasonably be requested, (iii) to make copies therefrom, and (iv) to discuss the Company’s affairs, finances and accounts with the Company’s officers, all at such reasonable times and upon reasonable notice and as often as may be reasonably requested; provided, however, the Company shall not be required at any time to disclose (i) any manufacturing or trade secret or secret process, or any information or data deemed classified by the United States government, or (ii) other data the disclosure of which the Company believes in good faith may adversely affect the business of the Company (“Company Confidential Information”). All Company Confidential Information obtained by an Investor or its representative shall be kept confidential, shall not be disclosed to any third party and shall not be used by such Investor for any purpose except for evaluation of such Investor’s equity investment in the Company; provided, however, that an Investor may disclose Company Confidential Information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Registrable Securities from such Investor as long as such prospective investor agrees to be bound by the provisions of this Section 5.2, (c) to any Affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, the Company’s Confidential Information with respect to Intel Capital Corporation (“Intel”) shall be governed by a side letter agreement between the Company and Intel dated May 7, 2002, as amended to date.

5.3 Quarterly Investor Update Meeting. Each 2% Investor shall have the right to have convened by the Company and to attend a quarterly investor update meeting with the Company’s Chairman of the Board of Directors, Chief Executive Officer and Chief

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Financial Officer and such other executives and representatives of the Company as any Investor requests and the Company deems appropriate in its reasonable discretion. In connection with such meetings, the Company shall provide financial, operating, commercial and strategic/technology updates from members of the Company’s senior management team, approved Board and Committee minutes, and members of the Company’s management team and the Company’s Board of Directors shall make themselves available to each 2% Investor to respond to inquiries regarding the Company.

5.4 Adverse Change/Litigation. The Company will promptly advise each Investor in writing of each suit or proceeding commenced or threatened against the Company which if adversely determined, would result in a material adverse change in the conditions or business, financial or otherwise, of the Company.

5.5 Assignment. The rights granted pursuant to Section 5.1, 5.2 and 5.3 may be assigned by an Investor (i) to a purchaser of Registrable Securities who is not a Competitor, or affiliated in any manner with a Competitor, of the Company and would thereafter constitute a 2% Investor, (ii) to a successor entity to an Investor pursuant to a reorganization or recapitalization of an Investor, (iii) to an Affiliate, (iv) to the partners, members or stockholders of an Investor or (v) pursuant to an inter vivos transfer to an Investor’s ancestors or descendants or spouse or to a trustee for their benefit; provided, that (x) the Company receives a written notice within twenty (20) days following any such assignment and (y) such transferee agrees in writing to be bound by this Agreement.

5.6 Termination. The covenants set forth in Section 5 shall not apply to, and shall terminate and be of no further force or effect upon the earlier of, (i) a Company Acquisition or (ii) the Qualified IPO.

6.	COVENANTS

6.1 Majority Board Approval. In addition to the required Stockholder approval as set forth in the Amended and Restated Certificate of Incorporation, the following actions by the Company, or any of its subsidiaries, shall require obtaining the affirmative vote of a majority of the members of the Board of Directors (or with regard to Section 6.1(v), a majority of the members of the Compensation Committee of the Board):

(i) adoption of the annual budgets;

(ii) acquisition, transfer, disposal or pledging of any asset worth more than $100,000 not provided for in the annual budget;

(iii) any commitment not provided for in the annual budget of the Company, including any guarantee, pledge or other security in excess of $100,000;

(iv) acquisition, transfer or subscription of any interest by the Company or any of its subsidiaries in any other company, group or entity; setting up of any subsidiary or transfer or pledge by the same not provided for in the budget;

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(v) determination of the conditions upon which stock options will be granted to the employees or managers of the Company or any of its subsidiaries;

(vi) distribution of dividends;

(vii) appointment of a new auditor;

(viii) appointment of any senior manager whose annual gross compensation exceeds $150,000;

(ix) any decision to amend the Transaction Agreements (as defined in the Series I Preferred Agreement);

(x) any agreement between the Company or any of its subsidiaries and any of the Company’s stockholders, officers, or managers (directly or indirectly);

(xi) any proposal relating to the listing of the shares of the Company or any of its subsidiaries;

(xii) any decision that would increase or decrease the numbers of authorized or issued shares of the Company;

(xiii) subject to Section 6.3 below, any Company Acquisition or other merger, contribution of all or part of the Company’s or any of its subsidiaries’ assets, stock split or capital reduction;

(xiv) the designation of an investment bank pursuant to Section 6.3 of this Agreement; or

(xv) any commitment of the Company or any of its subsidiaries, of any nature whatsoever, not specifically provided for in the budget of the Company and the amount of which individually or in the aggregate would exceed annually $100,000.

6.2 Employee Stock. All stock options granted or stock purchased by employees and consultants of the Company, or any or its wholly owned subsidiaries, after the date of this Agreement will vest no more favorably than over a four (4) year period with the initial 12.5% of such shares vesting after the first six (6) months of continuous service to the Company and thereafter as to 1/48th of such shares each month, unless otherwise approved by the Board of Directors, with the Company having rights of repurchase at cost for any unvested shares upon termination of an employee’s employment or a consultant’s relationship with the Company, with or without cause.

6.3 Liquidity. If the Registrable Securities of the Company are not registered on a regulated market or stock exchange prior to December 31, 2014, subject to the approval of the Company’s Board of Directors, the Investors holding a majority of the Registrable Securities then outstanding will be entitled to require by written notice to the Company either (i) that the Company be sold or (ii) that a transaction be completed pursuant to which the Investors would be able to transfer their shares for a price at least equal to their then current

22

fair market value. In addition, if the Registrable Securities of the Company are not registered on a regulated market or stock exchange prior to December 31, 2015, with or without the approval of the Company’s Board of Directors (and for the avoidance of doubt, Section 6.1(xiii) above shall not apply), Investors holding a majority of the Registrable Securities then outstanding will be entitled by written notice to the Company to require either (i) that the Company be sold or (ii) that a transaction be completed pursuant to which the Investors would be able to transfer their shares for a price at least equal to their then current fair market value. To this effect, Investors holding a majority of the Registrable Securities then outstanding shall undertake to appoint an investment bank as their common agent to conduct and negotiate the aforementioned transaction within a three (3) month period from the date of delivery of such written notice, or, if no such appointment occurs within such period of time, by mutual agreement of the Investors holding a majority of the Registrable Securities then outstanding. The investment bank appointed as the common agent shall be subject to approval by a majority of the members the Board of Directors (not to be unreasonably withheld or delayed). The conditions proposed by the investment bank shall comply with the usual market conditions for this type of mandate. Information communicated to the officers and managers of the Company by the investment bank so designated shall be simultaneously communicated to the Company’s Board of Directors. The Company and its managers will use their best efforts to cooperate with the investment bankers and facilitate as soon as reasonably practicable under the circumstances a transaction as contemplated by this Section 6.3.

6.4 Confidentiality and Invention Assignment Agreement. Each present and future officer and employee of the Company, and all of its subsidiaries, shall sign the Company’s Employee Confidential Information and Invention Assignment Agreement and each present and future consultant whose services is essential to the intellectual property of the Company shall sign agreements with the Company providing for analogous confidentiality and invention assignment provisions.

6.5 Key-Man Life Insurance. The Company has obtained and will use its best efforts to maintain key-man life insurance with the Company as beneficiary on the Chief Executive Officer of the Company as determined by the Board of Directors from time to time, provided that coverage shall be no less than $5,000,000 or such amounts as are customary for similarly situated companies.

6.6 Directors and Officers Liability Insurance. The Company has obtained and shall use best efforts to maintain at all times during the term of this Agreement, directors and officers liability insurance on such terms and conditions as are acceptable to the Board of Directors, provided the policy’s limit of liability shall be no less than $3,000,000 and the retention no greater than $100,000.

6.7 Successor Indemnification. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately prior to such transaction, whether in the Company’s bylaws, Amended and Restated Certificate of Incorporation, or elsewhere, as the case may be.

23

6.8 Termination. The covenants set forth in Section 6 shall terminate and be of no further force or effect upon the earlier of (i) a Company Acquisition or (ii) the Qualified IPO.

7.	MISCELLANEOUS

7.1 Governing Law. This Agreement shall be governed in all respects under the laws of the State of Delaware as applied to agreements among Delaware residents entered into to be performed entirely in Delaware.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any investor and the closing of the transactions contemplated hereby.

7.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4 Entire Agreement; Amendment. This Agreement, together with the schedules and exhibits hereto and made a part hereof, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes all agreements, including in its entirety the Prior Agreements, representations, warranties, commitments, whether written or oral, prior to the date hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended or waived only with the written consent of the Company, and (a) the holders of a majority of the Common Stock issued or issuable upon the conversion of the Series I Preferred Stock then outstanding and (b) at least four (4) of the Co-Investors. Any amendment or waiver effected with this paragraph shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

7.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand or transmitted via facsimile (confirmed by letter sent by first class mail, postage prepaid with the U.S. Postal Service), or (c) two (2) business days after the business day of deposit with Federal Express or similar nationally recognized overnight courier, freight prepaid, or (d) for deliveries outside the United States, three (3) business days after the business day of deposit with an internationally recognized express courier, and shall be addressed (i) if to the Company, at the address set forth below, (ii) if to an Investor, at such Investor’s address set forth on Exhibit A, or (iii) if to any other Holder of any Registrable Securities, at such address as such Holder shall have furnished the Company in writing, or,

24

until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address to the Company, or at such other address as any party may designate by 10 (ten) days’ advance written notice to the other parties pursuant to the provisions above.

If to Company:

Envivio, Inc.

400 Oyster Point Blvd., Suite 325

South San Francisco, CA 94080, USA

Attention: Chief Executive Officer

Facsimile No.: (650) 243-2751

7.6 Delay or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed in facsimile copy with the same binding effect as an original.

7.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

7.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

[Signature Page Follows]

25

The foregoing Amended and Restated Investors Rights Agreement is hereby executed as of the date first above written.

COMPANY:

ENVIVIO, INC.

By:	/s/ Julien Signes
Name:	Julien Signes
Title:	Chief Executive Officer

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

ATLANTIC BRIDGE GP LTD. (formerly known as Atlantic Bridge Ventures GP Ltd.)

By	/s/ Kevin Dillon
(Signature)
Print Name (if signing on behalf of an entity)
Title (if applicable)

Address:

Telephone:

Facsimile:

E-mail:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

SVIC NO. 11 NEW TECHNOLOGY BUSINESS

INVESTMENT L.L.P.

By: Samsung Venture Investment Corporation

By:	/s/ Michael Jeon
Name:	Michael Jeon
Title:	Head of Samsung Ventures Europe

Address:

Samsung Ventures Europe

Communications House

South Street, Staines

Surrey TW184QE

United Kingdom

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

CRÉDIT LYONNAIS VENTURE 1 /s/ Renaud Poulard By: Its:

CRÉDIT LYONNAIS VENTURE CAPITAL /s/ Renaud Poulard By: Its:

LION CAPITAL INVESTISSEMENT /s/ Renaud Poulard By: Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

CRESCENDO IV AG & CO. BETEILIGUNGS KG By: Crescendo German Investments IV, LLC, its Managing Partner

/s/ R. David Spreng
By: R. David Spreng
Its: General Partner

CRESCENDO IV ENTREPRENEUR FUND, L.P. By: Crescendo Ventures IV, LLC, its General Partner

/s/ R. David Spreng
By: R. David Spreng
Its: General Partner

CRESCENDO IV ENTREPRENEUR FUND A, L.P. By: Crescendo Ventures IV, LLC, its General Partner

/s/ R. David Spreng By: R. David Spreng
Its: General Partner

CRESCENDO IV, L.P. By: Crescendo Ventures IV, LLC, its General Partner

/s/ R. David Spreng
By: R. David Spreng
Its: General Partner

CRESCENDO HOLDINGS IV, LLC By:

/s/ R. David Spreng
By: R. David Spreng
Its: General Partner

CRESCENDO IV COINVESTMENT FUND, LLC By:

/s/ R. David Spreng By: R. David Spreng
Its: General Partner

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.)

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

BUDWORTH INVESTMENTS LIMITED

CK Cheng
By:
Its:

HARBINGER (BVI) VENTURE CAPITAL CORP.

CK Cheng
By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

HARBOURVEST INTERNATIONAL PRIVATE

EQUITY PARTNERS V- DIRECT FUND L.P.

By:	HIPEP V-Direct Associates L.P. Its General Partner

By:	HIPEP V-Direct Associates LLC Its General Partner

By:	HarbourVest Partners, LLC Its Managing Member

/s/ William A. Johnston
By: Its:	William A. Johnston Managing Director

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

MATON FUND II L.P., a Delaware Limited Partnership

By: Maton Management LLC, General Partner, a
Delaware Limited Liability Company

/s/ Jeff Lin
By: Jeff Lin
Its: Authorized Signatory

Address:	1601 South De Anza Blvd., Suite 115 Cupertino, CA 95014

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

NTT LEASING CAPITAL (U.S.A.), INC.

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

PARADIGM I VENTURE CAPITAL COMPANY		PARADIGM VENTURE PARTNERS, LLC

/s/ Edward Tsai		/s/ Edward Tsai
By:	Edward Tsai	By:	Edward Tsai
Its:	Authorized Director	Its:	Chairman

PARADIGM III VENTURE CAPITAL CORPORATION

/s/ Edward Tsai
By:	Edward Tsai
Its:	Authorized Director

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

SAINTS CAPITAL VI, L.P.

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

By: STEPHANE COUVREUR

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

INTEL CAPITAL CORPORATION

By:	/s/ Douglas M. Lusk
Name:	Douglas M. Lusk
Title:	Assistant Treasurer

Address:	c/o Intel Corporation

  Attn: Intel Capital Portfolio Manager

  2200 Mission College Blvd., M/S RN6-59

  Santa Clara, California 95054-1549

  Fax Number: (408) 653-6796

  With a copy, which shall not constitute notice, by e-mail to:

  portfolio.manager@intel.com

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

SAGEVIEW CAPITAL MASTER, L.P.

By:	Sageview Capital GenPar, Ltd.,
its general partner

By:	/s/ Edward A. Gilhuly
Name:	Edward A. Gilhuly
Title:	Director

Address:   c/o Sageview Capital, L.P.

245 Lytton Avenue, Suite 250

Palo Alto, CA 94301

Attention: Edward A. Gilhuly

Facsimile No.: (650) 473-5401

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

NAME	ADDRESS
Atlantic Bridge GP Ltd. (formerly known as Atlantic Bridge Ventures GP Ltd.)	Attn: Kevin Dillon 31 Kildare Street Dublin 2 Republic of Ireland

Budworth Investments Limited	7th Fl., No. 187, Tiding Blvd., Sec. 2, Neihu Taipei, Taiwan, ROC

Crédit Lyonnais Venture Capital	Attn: Renaud Poulard 100 Bd du Montparnasse 75682 Paris Cedex 14, France

Crédit Lyonnais Venture 1	Attn: Renaud Poulard 100 Bd du Montparnasse 75682 Paris Cedex 14, France

Crescendo IV, L.P.	Attn: David Spreng 600 Hansen Way Palo Alto, CA 94304

Crescendo IV AG & Co. Beteiligungs KG	Attn: David Spreng 600 Hansen Way Palo Alto, CA 94304

Crescendo IV Coinvestment Fund, LLC	Attn: David Spreng 600 Hansen Way Palo Alto, CA 94304

Crescendo IV Entrepreneur Fund, L.P.	Attn: David Spreng 600 Hansen Way Palo Alto, CA 94304

Crescendo IV Entrepreneur Fund A, L.P.	Attn: David Spreng 600 Hansen Way Palo Alto, CA 94304

Crescendo Holdings IV, LLC	Attn: David Spreng 600 Hansen Way Palo Alto, CA 94304

Fonds de solidarite des travailleurs du Quebec (F.T.Q.)	Attn: Serge Michaud Bureau 200 545, Boulevard Crémazie Est Montréal (Québec) H2M 2W4 Canada

France Télécom Technologies Investissement	38-40 rue du Gal Leclerc 92794 Issy les Moulineaux Cedex 9, France

Global Accelerator LLC	c/o Robert Graham 400 Panamint Road Reno, NV 89521”

NAME	ADDRESS
Harbinger (BVI) Venture Capital Corp.	7th Fl., No. 187, Tiding Blvd., Sec. 2, Neihu Taipei, Taiwan, ROC

HarbourVest International Private Equity Partners V-Direct Fund L.P.	c/o HarbourVest Partners, LLC One Financial Center, 44th Floor Boston, MA 02111 Attention: Robert Wadsworth

Inno Strategy Limited	c/o Harbinger Venture Management Attn: John Tseng 7th Fl., No. 187, Tiding Blvd., Sec. 2, Neihu Taipei, Taiwan, ROC

Innova Investment Partners, Ltd.	7th Fl., No. 187, Tiding Blvd., Sec. 2, Neihu Taipei, Taiwan, ROC

Intel Capital (Cayman) Corporation

c/o Intel Corporation

Attn: Intel Capital Portfolio Manager

2200 Mission College Blvd., M/S RN6-59

Santa Clara, California 95054-1549

Fax Number: (408) 653-6796

With a copy, which shall not constitute notice, by e-mail to:

portfolio.manager@intel.com

Intel Capital Corporation

c/o Intel Corporation

Attn: Intel Capital Portfolio Manager

2200 Mission College Blvd., M/S RN6-59

Santa Clara, California 95054-1549

Fax Number: (408) 653-6796

With a copy, which shall not constitute notice, by e-mail to:

portfolio.manager@intel.com

Jonathan Fram and Leslie Fram Trust, U/T/A March 20, 2001	1043 Loma Vista Drive Beverly Hills, CA 90210

Lion Capital Investissement	Attn: Renaud Poulard 100 Bd du Montparnasse 75682 Paris Cedex 14, France

Maton Fund II L.P.	P.O. Box 31 Cupertino, CA 95015

NAME	ADDRESS
Nguyen 1995 Charitable Remainder Unitrust	c/o Julie Nguyen 14484 Chester Avenue Saratoga, CA 95070

NTT Leasing Capital (U.S.A.), Inc.	c/o NTT Leasing Co., Ltd. 2-1, Shibarura 1-chome Minato-ku, Tokyo, 105-6791, Japan Fax Number: +(81) 3-5445-5598 Attn.: Takashi Tachikawa

Paradigm I Venture Capital Company	5th Floor, No. 447 Changchun Road, Songshan District Taipei 105, Taiwan

Paradigm III Venture Capital Corporation	5th Floor, No. 447 Changchun Road, Songshan District Taipei 105, Taiwan

Paradigm Venture Partners, LLC	5th Floor, No. 447 Changchun Road, Songshan District Taipei 105, Taiwan

Reinhard Mohn GmbH	Carl-Bertelsmann-Straße 270 33311 Gütersloh, Germany”

Sacha Lainovic	c/o Invus Financial Advisors 126 East 56th Street, 16th Floor New York, New York 10022

Sageview Capital Master, L.P.	c/o Sageview Capital, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301 Attention: Edward A. Gilhuly

Saints Capital VI, L.P.	Attn: Ken Sawyer 475 Sansome Street, Suite 1850 San Francisco, CA 94111

Sauliere Luxembourg Holdings	3211 Ponce de Leon Blvd., Ste. 207 Coral Gables, FL 33134

Sienna Corporation	41350 Christy Street Fremont, CA 94538

Smooth Pass Investments Limited	5th Floor, No. 447 Changchun Road, Songshan District Taipei 105, Taiwan

Stephane Couvreur	26-28 rue de la Bienfaisance 75008 Paris, France

NAME	ADDRESS
SVIC No. 11 New Technology Business Investment L.L.P.

Samsung Venture Investment Corporation

16th Floor, KIPS Center 647-9

Yeoksam-Dong, Kangnam-Gu

Seoul, Korea

Attn: Sangki Kim

with a copy to:

Samsung Ventures America

85 West Tasman Drive

San Jose, CA 95134

Attn: Michael Jeon

Touma Family Trust, dated September 25, 1996	79 Mac Bain Avenue Atherton, CA 94027

Venture Lending and Leasing IV, LLC	c/o Lynda Colletta or Martin D. Eng Western Technology Investment Venture Lending & Leasing 104 La Mesa Dr., Suite 102 Portola Valley, CA 94028

Venture Lending and Leasing V, LLC	c/o Lynda Colletta or Martin D. Eng Western Technology Investment Venture Lending & Leasing 104 La Mesa Dr., Suite 102 Portola Valley, CA 94028

ENVIVIO, INC.

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

This AMENDMENT NO. 1 (the “Amendment No. 1”) to that certain Amended and Restated Investors Rights Agreement dated as of December 2, 2011 (the “Rights Agreement”) is entered into as of January 25, 2012, by and among ENVIVIO, INC., a Delaware corporation (the “Company”) and the undersigned Investors. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.

W I T N E S S E T H:

WHEREAS, the Company and each Investor are parties to the Rights Agreement;

WHEREAS, Section 7.4 of the Rights Agreement provides that the Rights Agreement may be amended by the written consent of the Company, the holders of a majority of the Common Stock issued or issuable upon the conversion of the Series I Preferred Stock then outstanding and at least four of the Co-Investors (the “Required Investors”);

WHEREAS, the undersigned Investors represent the Required Investors; and

WHEREAS, the Company and the undersigned Investors have agreed to amend the Rights Agreement as set forth in this Amendment No. 1:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Rights Agreement as follows:

1. Amendment to Recital B of the Rights Agreement. Recital B to the Rights Agreement is hereby deleted in its entirety and replaced with the following:

“B. The Company desires to sell and issue to certain Investors (the “Series I Investors”) and the Series I Investors desire to purchase up to an aggregate of 2,750,000 shares of Series I1 Preferred Stock and Series I2 Preferred Stock of the Company (collectively, the “Series I Preferred Stock”) pursuant to the Series I Preferred Agreement (as defined herein).”

2. Amendment to Section 1.12 of the Rights Agreement. Section 1.12 of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

“1.12 “Preferred Stock” shall mean the shares of the Company’s Series B Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series E1 Preferred Stock, Series E2 Preferred Stock, Series F1 Preferred Stock, Series F2 Preferred Stock, Series G1 Preferred Stock, Series G2 Preferred Stock, Series H1 Preferred Stock, Series H2 Preferred Stock, Series I1 Preferred Stock and Series I2 Preferred Stock, originally issued pursuant to a Preferred Purchase Agreement.”

3. No Other Changes. Except as expressly amended, modified or superseded hereby, the terms of the Rights Agreement shall remain in full force and effect.

4. Governing Law. This Amendment No. 1 shall be governed by and construed under the laws of the State of Delaware, irrespective of conflicts of laws principles thereof.

5. Entire Agreement. This Amendment No. 1 and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter and no party shall be liable or bound to any other party in any manner by any written or oral representations, warranties or covenants except as specifically set forth herein or therein.

6. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Amendment No. 1 may be executed by one or more parties hereto, and an executed copy of this Amendment No. 1 may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment No. 1 as well as any facsimile, telecopy or other reproduction hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors Rights Agreement as of the date first above written.

THE COMPANY:

ENVIVIO, INC.

By:
Name:	Julien Signes
Its:	Chief Executive Officer

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Investors Rights Agreement as of the date first above written.

INVESTORS

ATLANTIC BRIDGE VENTURES GP LTD.

By
(Signature)

Print Name (if signing on behalf of an entity)

Title (if applicable)

Address:

Telephone:

Facsimile:

E-mail:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

SVIC NO. 11 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By:	Samsung Venture Investment Corporation

By:
Name:	Woi Hong Choi
Title:	Chief Executive Officer

Address:

Samsung Venture Investment Corporation

29th Fl. Samsung Electronics Bldg.

1320-10, Seocho2-dong, Seocho-gu

Seoul, Korea 137-857

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

CRÉDIT LYONNAIS VENTURE 1

By:
Its:

CRÉDIT LYONNAIS VENTURE CAPITAL

By:
Its:

LION CAPITAL INVESTISSEMENT

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

CRESCENDO IV AG & CO. BETEILIGUNGS KG
By: Crescendo German Investments IV, LLC, its Managing Partner

By:
Its:

CRESCENDO IV ENTREPRENEUR FUND, L.P. By: Crescendo Ventures IV, LLC, its General Partner

By:
Its:

CRESCENDO IV ENTREPRENEUR FUND A, L.P.
By: Crescendo Ventures IV, LLC, its General Partner

By:
Its:

CRESCENDO IV, L.P.
By: Crescendo Ventures IV, LLC, its General Partner

By:
Its:

CRESCENDO HOLDINGS IV, LLC
By:

By:
Its:

CRESCENDO IV COINVESTMENT FUND, LLC
By:

By: Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.)

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

BUDWORTH INVESTMENTS LIMITED

By:
Its:

HARBINGER (BVI) VENTURE CAPITAL CORP.

By:
Its:

INNO STRATEGY LIMITED

By:
Its:

INNOVA INVESTMENT PARTNERS, LTD.

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

HARBOURVEST INTERNATIONAL PRIVATE EQUITY PARTNERS V- DIRECT FUND L.P.

By:	HIPEP V-Direct Associates L.P. Its General Partner

By:	HIPEP V-Direct Associates LLC Its General Partner

By:	HarbourVest Partners, LLC Its Managing Member

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

MATON FUND II L.P., a Delaware Limited Partnership

By: Maton Management LLC, General Partner, a Delaware Limited Liability Company

By: Jeff Lin
Its: Authorized Signatory

Address:	P.O. Box 31 Cupertino, CA 95015

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

NTT LEASING CAPITAL (U.S.A.), INC.

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

SAGEVIEW CAPITAL MASTER, L.P.
a Delaware corporation

By:	Sageview Capital GenPar, Ltd., its general partner

By:

Name:	Edward A. Gilhuly
Title:	Director

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

SAINTS CAPITAL VI, L.P.

By:
Its:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

By: STEPHANE COUVREUR

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTOR

INTEL CAPITAL CORPORATION

By:
Name:
Title:

Address:	c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-59
Santa Clara, California 95054-1549
Fax Number: (408) 653-6796
With a copy, which shall not constitute notice, by e-mail to:
portfolio.manager@intel.com

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

INVESTORS

By
(Signature)

Print Name (if signing on behalf of an entity)

Title (if applicable)

Address:

Telephone:

Facsimile:

E-mail:

ENVIVIO, INC.

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT